Morgan, Lewis & Bockius llp

One Federal Street
Boston, MA 02110-1726 +1.617.341.7700

United States +1.617.341.7701

Exhibit 5.1

June 12, 2026

Bruker Corporation
40 Manning Road
Billerica, Massachusetts 01821

Re: Bruker Corporation - Registration Statement on Form S-3 Filed on June 12, 2026

We have acted as counsel to Bruker Corporation, a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).

The Registration Statement, including the base prospectus (the “Base Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), will provide for the registration of the offer and sale by the Company of an unlimited amount of (i) shares of common stock, par value $0.01 per share (the “Common Stock”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (ii) shares of Common Stock at an indeterminate aggregate offering price that may be sold by stockholders of the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act (the “Selling Stockholder Shares”); (iii) shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (iv) depositary shares (the “Depositary Shares”) representing fractions of shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (v) warrants to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares, and/or Debt Securities (as supplemented from time to time by one or more Prospectus Supplements) (the “Warrants”); (vi) one or more series of senior or subordinated debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “TIA”) and the Company, in the form filed as Exhibit 4.2 or Exhibit 4.3 to the Registration Statement (each, an “Indenture”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (vii) subscription rights representing rights to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Debt Securities, Units and/or other securities of the Company issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) (the “Subscription Rights”); (viii) purchase contracts obligating a holder to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares and/or Debt Securities issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) (the “Purchase Contracts”); and (ix) units (“Units”) comprised of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Debt Securities and other securities of the Company in any

Bruker Corporation

June 12, 2026

combination issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements).

The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants, the Units, the Subscription Rights and the Purchase Contracts are collectively referred to herein as the “Registered Securities.” The Registered Securities are being registered for offer and sale by the Company, and the Common Stock is being registered for resale from time to time by selling stockholders to be named in a future Prospectus Supplement, in each case pursuant to Rule 415 of the Act.

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), as amended to date, (ii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, and (iii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purposes of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

(i)
the issuance, sale, number, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board, and in accordance with the Certificate of Incorporation, the Bylaws, and applicable Delaware law, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
(ii)
any shares of Common Stock issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

Bruker Corporation

June 12, 2026

(iii)
any shares of Preferred Stock issued pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will not exceed the maximum authorized number of shares of Preferred Stock under the Certificate of Incorporation, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time and that an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized and established by proper action of the Board as required under Delaware law, and in accordance with the Certificate of Incorporation, the Bylaws, and applicable Delaware law, and that such certificate of designation will have been filed with the Secretary of State of the State of Delaware;
(iv)
any Depositary Shares and related Depositary Receipts will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (each, a “Depositary”) and the Depositary with respect to such Deposit Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; such Depositary will be duly qualified to engage in the activities contemplated by such Deposit Agreement; such Deposit Agreement will be duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Deposit Agreement, with all applicable laws and regulations; and such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement;
(v)
any Warrants issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each, a “Warrant Agreement”);
(vi)
any Debt Securities issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will be issued under and in conformity with a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the Trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. With respect to any applicable Indenture, we are expressing no opinion herein as to (i) the application of or compliance with any foreign, federal or state law or regulation or (ii) the power, authority or competence of any party, other than the Company;
(vii)
the Subscription Rights issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time

Bruker Corporation

June 12, 2026

to time, will be issued under one or more valid, binding, and enforceable rights agreements (each, a “Rights Agreement”);
(viii)
the Purchase Contracts issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding and enforceable purchase contract agreements (each, a “Purchase Contract Agreement”);
(ix)
the Units issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable unit agreements (each, a “Unit Agreement”);
(x)
the enforcement of any obligations of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws;
(xi)
at the time of each issuance and sale of the Registered Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Registered Securities; and
(xii)
the Registration Statement and any amendments thereto will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Registered Securities are offered and issued as contemplated by the Registration Statement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.
the shares of Common Stock registered under the Registration Statement for offer and sale by the Company, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable;
2.
the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable;
3.
when the specific terms of a particular issuance of Depositary Shares have been duly authorized by proper action of the Board and in accordance with the applicable Deposit Agreement, the Depositary Shares evidenced by Depositary Receipts are duly executed, issued and delivered in accordance with the terms of such Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and

Bruker Corporation

June 12, 2026

nonassessable shares of Preferred Stock, and in accordance with the terms of the requisite corporate action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite corporate action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and Depositary Receipts;
4.
the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be valid and binding obligations of the Company;
5.
the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor pursuant to an Indenture that has been qualified under the TIA and any underwriting agreement or purchase agreement duly authorized, executed and delivered by the Company and the initial purchasers of the Debt Securities, will be valid and binding obligations of the Company;
6.
the Selling Stockholder Shares registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable;
7.
the Subscription Rights registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Rights Agreement or agreements duly authorized, executed and delivered by the Company and each other party thereto, will be valid and binding obligations of the Company;
8.
the Purchase Contracts registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Purchase Contract Agreement or agreements duly authorized, executed and delivered by the Company and each other party thereto, will be valid and binding obligations of the Company; and
9.
the Units registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Unit Agreement or agreements duly authorized, executed and delivered by the Company and each other party thereto, will be valid and binding obligations of the Company.

Bruker Corporation

June 12, 2026

The opinions set forth in paragraphs 3 through 9 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) the discretion of the court before which any proceeding may be brought, general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Securities may impair collectability of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon. We express no opinion regarding the effectiveness of (x) any waiver of stay, extension or usury laws or of unknown future rights, or (y) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

The opinions expressed herein are limited to the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In rendering this opinion and giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP